PROMISSORY NOTE

$384,573.13                                                     Phoenix, Arizona
                                                                  March 31, 1999


         FOR VALUE RECEIVED, the undersigned, AUTO NETWORK GROUP, INC., an Arizona corporation, (hereinafter the "Borrower") promises to pay to the order of Dennis E. Hecker, a Minnesota resident, and his heirs and assigns (hereinafter the "Lender"), at 500 Ford Road, Minneapolis, Minnesota 55426, or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Three Hundred Eighty Four Thousand Five Hundred Seventy Three and 13/100 Dollars ($384,573.13) together with interest on the outstanding principal amount hereof at the rate of twelve percent (12%) per annum. All payments hereunder shall be first applied to the accrued and unpaid interest and then to the principal amount of this Note. The principal amount hereof and accrued interest shall be paid in eighteen consecutive equal monthly installments of $23,452.06 on the first day of each month commencing on May 1, 1999.

         Borrower may prepay this Note in whole or in part without penalty or privilege.

         If any payment provided for hereunder is not made when due in accordance with the terms and conditions of this Note and such failure has continued for ten (10) days after the Lender has given written notice to the undersigned of such default, then the holder hereof may, at his option, by notice in writing to the Borrower, declare immediately due and payable the entire principal balance hereof and all interest accrued thereon and the same shall thereupon be immediately due and payable without further notice or demand. Notices to Borrower shall be sent to the address set forth below Borrowers signature on this Note.

         The Borrower hereby agrees to pay all costs and collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

         This Note is issued in and shall be governed by the laws of the State of Minnesota. The Borrower hereby consent to the exclusive jurisdiction of the state and federal courts in the State of Minnesota in connection with any proceeding to effect collection of this Note.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.



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         Nothing herein contained nor any transaction related hereto shall be construed or shall operate so as to require the Borrower or any person liable for the repayment hereof to pay interest in an amount or at a rate greater than the maximum allowed, from time to time, by applicable laws, if any. Should any interest or other charges, including any property, tangible or intangible, or other items of value received by the Lender, imposed against or paid by the Borrower or any party liable for the payment of the indebtedness evidenced hereby result in a computation or earning of interest in excess of the maximum legal rate of interest permitted under applicable law in effect while such interest is being earned, then any and all of that excess shall be and is waived by the Lender, and all of that excess shall be automatically credited against and in reduction of the principal balance hereof, without premium, with the same force and effect as though the Borrower had specifically designated such extra sums to be so applied to principal and the Lender to accept such extra payment(s) as a premium-free prepayment, and any portion of the excess that exceeds the principal balance shall be paid by the Lender to the Borrower or to any party liable for the payment of the indebtedness evidenced by this Note, as applicable, it being the intent of the parties hereto that under no circumstances shall the Borrower or any party liable for the payment of the indebtedness evidenced hereby be required to pay interest in excess of the maximum rate allowed by any applicable laws. The provisions of this Note is hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing. This paragraph shall never be superseded or waived unless there is a written document executed by the Lender and the Borrower, expressly declaring the usury limitation of this Note to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Lender to exercise any rights against any party liable for or any property securing payment thereof.

                                      AUTO NETWORK GROUP, INC.


                                      By:/s/MIKE STUART
                                         Mike Stuart, President
                                         Address:  8135 E. Burtherus, Suite 3
                                         Scottsdale, AZ  85260



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                     SCHEDULE OF PROMISSORY NOTES ISSUED BY
                            AUTO NETWORK GROUP, INC.
              TO SHAREHOLDERS OF WALDEN REMARKETING SERVICES INC.


          NAME AND ADDRESS OF                                       MONTHLY
          WALDEN SHAREHOLDER               PRINCIPAL AMOUNT         PAYMENT

Robert H. Binns                               $5,182.93             $316.07
2112 Peachtree Blvd.
St. Cloud, FL  34769

Roger L. Bjork                                $1,036.59             $63.21
13048 Cardinal Creek Road
Eden Prairie, MN  55346

James Gustafson                               $1,036.59             $63.21
10514 106th Place North
Maple Grove, MN  55369

Richard J. Kadrie                             $1,036.59             $63.21
1215 Hawthorne Ave. East
St. Paul, MN __________

Colette A. Marcilliat                         $5,182.93             $316.07
1004 Mount Curve, Apt. Upper
Minneapolis, MN  55305

Susan A. Miller                               $1,036.59             $63.21
10011 Saratoga Way
Maple Grove, MN  55369

Thomas P. Palme                               $4,146.34             $252.85
1106 McKusick Road Lane North
Stillwater, MN  55082

Donna C. Rizner                               $5,182.93             $316.07
11481 99th Place North
Maple Grove, MN  55369

Darrell C. Rooney                             $1,036.59             $63.21
8931 Hidden Meadow Road
Woodbury, MN  55125



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Michael K. Schrank                            $5,182.93             $316.07
7503 Bristol Village Curve
Bloomington, MN  55438

Alan R. Siskind                               $5,182.93             $316.07
1280 Zircon Lane
Plymouth, MN  55447

Matthew J. Steffen                            $1,036.59             $63.21
1270 Ferndale Place North
Minneapolis, MN  55447

Theresa M. Watzl                              $2,073.17             $126.43
20720 Mushtown Road
Prior Lake, MN  55372

Thomas L. Youngquist                          $2,073.17             $126.43
900 Northshore Drive West
Orono, MN  55364
                                             $425,000.00          $25,917.38



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